SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2005

MCI, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-10415	20-0533283
(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway,	20147
Ashburn, Virginia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) On November 10, 2005 MCI, Inc. (“MCI”) issued an employee communication announcing that Robert Blakely, Chief Financial Officer and Executive Vice President, will be leaving MCI at the close of MCI’s merger with Verizon Communications Inc. to become Chief Financial Officer of Fannie Mae in Washington D.C. A copy of the employee communication is filed as exhibit 99.1 and incorporated herein by reference.

*    *    *

FORWARD-LOOKING STATEMENTS

This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the previously announced proposed transaction between MCI and Verizon; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the previously announced proposed transaction between MCI and Verizon. Additional factors that may affect the future results of MCI and Verizon are set forth in their respective filings with the Securities and Exchange Commission, which are available at www.mci.com/about/investor_relations/sec/ and investor.verizon.com/SEC/.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Employee communication issued by MCI, dated November 10, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCI, INC.

Dated: November 11, 2005	By:	/s/ Robert T. Blakely

		Name:	Robert T. Blakely
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employee communication issued by MCI, dated November 10, 2005.